UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

In accordance with the New York & Company, Inc. (the “Company”) notice and proxy statement dated May 5, 2014 the Company held its Annual Meeting of Stockholders on June 16, 2014 (the “meeting”). Holders of 60,541,945 shares of the Company’s common stock were present in person or by proxy, representing approximately 95.3% of the Company’s 63,558,008 shares outstanding on the record date of April 21, 2014. The following matters were voted upon and approved by the Company’s stockholders at the meeting:

Proposal 1 – Election of directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bodil M. Arlander	55,424,193	1,458,611	3,659,141
Jill Beraud	55,442,883	1,439,921	3,659,141
David H. Edwab	49,976,363	6,906,441	3,659,141
James O. Egan	55,442,824	1,439,980	3,659,141
John D. Howard	55,091,791	1,791,013	3,659,141
Grace Nichols	55,302,098	1,580,706	3,659,141
Michelle Pearlman	55,093,740	1,789,064	3,659,141
Richard L. Perkal	55,088,991	1,793,813	3,659,141
Arthur E. Reiner	55,284,499	1,598,305	3,659,141
Edmond S. Thomas	55,442,634	1,440,170	3,659,141
Gregory J. Scott	55,360,145	1,522,659	3,659,141

Proposal 2 – To approve amendments to the New York & Company, Inc. Amended and Restated 2006 Long-Term Incentive Plan, to among other matters, increase the number of shares reserved for issuance by 4,000,000 shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,876,549	12,996,628	9,627	3,659,141

Proposal 3 – To hold an advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,615,229	943,424	324,151	3,659,141

Proposal 4 – To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,527,658	10,005	4,282	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: June 19, 2014	Name:	Sheamus Toal
	Title:	Executive Vice President and
Chief Financial Officer